AMENDMENT TO THE

AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

            AMENDMENT made as of the 18th day of December, 2013 is made to the Amended and Restated Transfer Agency and Services Agreement dated July 1, 2013, as amended (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “Funds”) and John Hancock Signature Services, Inc. (“JHSS”).

            WHEREAS, the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree the Agreement shall be amended as follows:

1.         CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to add John Hancock Enduring Equity Fund, John Hancock Seaport Fund and John Hancock Small Cap Core Fund, each a series of John Hancock Investment Trust, as shown in Exhibit 1 hereto.

2.         EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.         DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.         OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

On Behalf of each Fund and Portfolio                         John Hancock Signature Services, Inc.

Listed on Exhibit A of the Agreement

By:  /s/ Hugh McHaffie                                                           By:  /s/ Jeffrey H. Long

 Hugh McHaffie                                                    Jeffrey H. Long

President                                                              Vice President and Chief Financial Officer

Exhibit 1

Exhibit A

List of Funds and Portfolios

John Hancock Bond Trust

        John Hancock Global Conservative Absolute Return Fund

        John Hancock Global Short Duration Credit Fund

        John Hancock Government Income Fund

        John Hancock High Yield Fund

        John Hancock Investment Grade Bond Fund

John Hancock California Tax-Free Income Fund

        John Hancock California Tax-Free Income Fund

John Hancock Capital Series

        John Hancock Classic Value Fund

        John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest

        John Hancock Money Market Fund

John Hancock Investment Trust

        John Hancock Balanced Fund

        John Hancock Enduring Equity Fund

        John Hancock Global Opportunities Fund

        John Hancock Large Cap Equity Fund

        John Hancock Seaport Fund

        John Hancock Small Cap Core Fund

        John Hancock Small Cap Intrinsic Value Fund

        John Hancock Sovereign Investors Fund

John Hancock Investment Trust II

        John Hancock Financial Industries Fund

        John Hancock Regional Bank Fund

        John Hancock Small Cap Equity Fund

John Hancock Investment Trust III

        John Hancock Greater China Opportunities Fund

John Hancock Municipal Securities Trust

        John Hancock High Yield Municipal Bond Fund

        John Hancock Tax-Free Bond Fund

John Hancock Sovereign Bond

        John Hancock Bond Fund

John Hancock Strategic Series

        John Hancock Income Fund

John Hancock Tax-Exempt Series Fund

        John Hancock Massachusetts Tax-Free Income Fund

        John Hancock New York Tax-Free Income Fund

John Hancock Funds II

        Lifestyle Aggressive Portfolio

        Lifestyle Balanced Portfolio

        Lifestyle Conservative Portfolio

        Lifestyle Growth Portfolio

        Lifestyle Moderate Portfolio

        Lifecycle 2010 Portfolio

        Lifecycle 2015 Portfolio

        Lifecycle 2020 Portfolio

        Lifecycle 2025 Portfolio

        Lifecycle 2030 Portfolio

        Lifecycle 2035 Portfolio

        Lifecycle 2040 Portfolio

        Lifecycle 2045 Portfolio

        Retirement Distribution Portfolio

        Retirement Rising Distribution Portfolio

        Alternative Asset Allocation Fund

        Currency Strategies Fund

        Emerging Markets Fund

        Floating Rate Income Fund

        Fundamental All Cap Core Fund

        Fundamental Large Cap Core Fund

        Fundamental Large Cap Value Fund

        Natural Resources Fund

        Strategic Income Opportunities Fund

        Emerging Market Debt Fund – Development

        Global Agribusiness Fund – Development

        Global High Yield Fund – Development

        Global Infrastructure Fund – Development

        Multi Sector Bond Fund - Development

John Hancock Funds III

        Classic Value Mega Cap Fund

        Disciplined Value Fund

        Disciplined Value Mid Cap Fund

        Global Shareholder Yield Fund

        International Allocation Portfolio

        International Core Fund

        International Growth Fund

        International Value Equity Fund

        Rainier Growth Fund

        Small Company Fund

        Technical Opportunities Fund

        U.S. Core Fund

        Core High Yield Fund – Development

        Focused Small Cap Growth Fund – Development

        Fundamental Value Fund – Development

        Leverage Companies Fund – Development

        Small Cap Opportunities Fund – Development

        Strategic Growth Fund – Development